Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 28, 2019, relating to our audits of the March 31, 2019 and 2018 financial statements, which appears in Investview Inc.’s Annual Report on Form 10K for the year ended March 31, 2019.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

February 3, 2020